Exhibit 99.3

InterMune, Inc.

3280 Bayshore Boulevard

Brisbane, CA 94005

September 5, 2014

To:	Holders of InterMune, Inc.
2.50% Convertible Senior Notes due 2017

and

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, California 90071
Attention: Corporate Trust Unit, Alex Briffett

Re:	Notice of Convertibility of Notes

Reference is hereby made to the Second Supplemental Indenture (the “Supplemental Indenture”), dated as of January 22, 2013, to the Indenture, dated as of September 19, 2011 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Supplemental Indenture, the “Indenture”), between InterMune, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), relating to the Company’s 2.50% Convertible Senior Notes due 2017 (CUSIP No. 45884XAF0) (the “Notes”). Capitalized terms used but not defined in this notice shall have the meanings ascribed to such terms in the Indenture.

Pursuant to Section 5.01(b)(i) of the Indenture, a Holder may surrender its Notes for conversion during any fiscal quarter commencing after June 30, 2013 (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each applicable Trading Day (the “Conversion Condition”). The Company hereby provides notice that the Conversion Condition has been satisfied with respect to the fiscal quarter ended June 30, 2014 and, accordingly, Holders may convert their Notes during the fiscal quarter ended September 30, 2014 in accordance with the requirements of the Indenture, including but not limited to those provided for under Section 5.02 thereof.

(signature page follows)

INTERMUNE, INC.

/s/ Andrew Powell
Andrew Powell
Executive Vice President, General Counsel and
Corporate Secretary